Exhibit 4.1

EXECUTION COPY

SUPPLEMENTAL INDENTURE NO. 3
TO SERIES 2012-2 INDENTURE SUPPLEMENT

THIS SUPPLEMENTAL INDENTURE NO. 3 TO SERIES 2012-2 INDENTURE SUPPLEMENT, dated as of December 2, 2014 (this “Amendment”), is between Synchrony Credit Card Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as indenture trustee under the Master Indenture referred to below (in such capacity, the “Indenture Trustee”).

BACKGROUND

WHEREAS, the Issuer and the Indenture Trustee are parties to (i) the Master Indenture, dated as of September 25, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, among the Indenture Trustee, the Issuer and certain other parties, the Second Amendment to Master Indenture, dated as of June 17, 2004, between the Issuer and the Indenture Trustee, the Third Amendment to Master Indenture, dated as of August 31, 2006, between the Issuer and the Indenture Trustee, the Fourth Amendment to Master Indenture, dated as of June 28, 2007, between the Issuer and the Indenture Trustee, the Fifth Amendment to Master Indenture, dated as of May 22, 2008, between the Issuer and the Indenture Trustee, the Sixth Amendment to Master Indenture, dated as of August 7, 2009, between the Issuer and the Indenture Trustee, the Seventh Amendment to Master Indenture, dated as of January 21, 2014, between the Issuer and the Indenture Trustee, and the Eighth Amendment to Master Indenture and Omnibus Supplement to Specified Indenture Supplements, dated as of March 11, 2014 (the “March 2014 Omnibus Amendment”), between the Issuer and the Indenture Trustee (as amended, the “Master Indenture”); (ii) the Omnibus Supplement to Specified Indenture Supplements, dated August 20, 2012 (the “2012 Omnibus Amendment”), between the Issuer and the Indenture Trustee; (iii) the Omnibus Supplement to Specified Indenture Supplements, dated as of January 21, 2014 (the “January 2014 Omnibus Amendment”), between the Issuer and the Indenture Trustee; and (iv) the Series 2012-2 Indenture Supplement, dated as of February 2, 2012 (as supplemented by the 2012 Omnibus Amendment, the January 2014 Omnibus Amendment, the March 2014 Omnibus Amendment, Supplemental Indenture No. 1 to Series 2012-2 Indenture Supplement, dated as of July 16, 2014, and Supplemental Indenture No. 2 to Series 2012-2 Indenture Supplement, dated as of October 7, 2014, each between the Issuer and the Indenture Trustee, the “Series 2012-2 Indenture Supplement”), between the Issuer and the Indenture Trustee;

WHEREAS, the parties hereto desire to amend the Series 2012-2 Indenture Supplement as set forth herein; and

WHEREAS, this Amendment is being entered into pursuant to Section 9.1(b) of the Master Indenture and Section 8.1 of the Series 2012-2 Indenture Supplement, and all conditions precedent to the execution of this Amendment, as set forth in such Section 9.1(b) and such Section 8.1, have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the Master Indenture or the Series 2012-2 Indenture Supplement, as amended hereby.

SECTION 2. Amendments to Series 2012-2 Indenture Supplement.

(a)          Section 1.1 of the Series 2012-2 Indenture Supplement is hereby amended by adding the following definition:

“Amendment Date” means December 2, 2014.”

(b)          Section 1.1 of the Series 2012-2 Indenture Supplement is hereby amended by deleting the definition of “Class C Notes” and replacing it with the following definition:

“Class C Notes” means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-3 or Exhibit A-4.”

(c)          A new clause (g) shall be added to Section 2.2 of the Series 2012-2 Indenture Supplement to read as follows:

“(g) By acceptance of any Class B Note or Class C Note, the Class B Noteholder or Class C Noteholder, as applicable, including each transferee thereof, specifically agrees and consents that its Class B Note or Class C Note, as applicable, will not be considered to be “Outstanding” or have an “Outstanding Principal Balance” with respect to determining whether the requisite amount of Noteholders have consented to (x) the resignation of General Electric Capital Corporation, as Servicer, and the appointment of Synchrony Financial or an Affiliate of Synchrony Bank as Successor Servicer, or (y) any amendment to the Servicing Agreement that effects such resignation and appointment, or amends any condition precedent to, or covenant or other requirement relating to, such resignation and appointment.”

(d)          Section 8.2 of the Series 2012-2 Indenture Supplement is hereby amended and restated in its entirety to read as follows:

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“The Class A Notes, the Class B Notes and the Class C Notes shall be Book-Entry Notes and shall be delivered as provided in Sections 2.1 and 2.2 of the Indenture. On any Business Day on or after the Amendment Date, upon certification by the Administrator pursuant to Section 2.2, the Owner Trustee on behalf of the Issuer and, upon written instruction from the Issuer, the Indenture Trustee shall execute and deliver global Class C Notes as Book-Entry Notes to replace the Class C Notes issued on the Closing Date.”

(e)          A new Exhibit A-4 shall be added to the Series 2012-2 Indenture Supplement in the form of Annex I hereto.

SECTION 3. Binding Effect; Ratification.

(a)          This Amendment shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)          The Series 2012-2 Indenture Supplement, as supplemented hereby, remains in full force and effect. Any reference to the Series 2012-2 Indenture Supplement from and after the date hereof shall be deemed to refer to the Series 2012-2 Indenture Supplement as supplemented hereby, unless otherwise expressly stated.

(c)          Except as expressly supplemented hereby, the Series 2012-2 Indenture Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 4. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

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SECTION 5. Miscellaneous.

(a)          THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARDING TO THE CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)          Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)          This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SYNCHRONY CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	BNY mellon trust of delaware, not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ JoAnne C. DiOssi
Name: JoAnne C. DiOssi
Title: Vice President

Supplemental Indenture No. 3 to Series 2012-2 Indenture Supplement

S-1

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Louis Bodi
Name: Louis Bodi
Title: Vice President

By:	/s/ Mark Esposito
Name: Mark Esposito
Title: Assistant Vice President

Supplemental Indenture No. 3 to Series 2012-2 Indenture Supplement

S-2

ANNEX I

EXHIBIT A-4

FORM OF CLASS C SERIES 2012-2 3.65% ASSET BACKED NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME DIRECTLY OR INDIRECTLY INSTITUTE OR CAUSE TO BE INSTITUTED AGAINST THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDING OR OTHER PROCEEDING UNDER ANY FEDERAL OR STATE BANKRUPTCY LAW UNLESS NOTEHOLDERS OF NOT LESS THAN 66⅔% OF THE OUTSTANDING PRINCIPAL AMOUNT OF EACH CLASS OF EACH SERIES HAS APPROVED SUCH FILING AND IT WILL NOT DIRECTLY OR INDIRECTLY INSTITUTE OR CAUSE TO BE INSTITUTED AGAINST THE TRANSFEROR ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDING OR OTHER PROCEEDING UNDER ANY FEDERAL OR STATE BANKRUPTCY LAW IN ANY INSTANCE; PROVIDED, THAT THE FOREGOING SHALL NOT IN ANY WAY LIMIT THE NOTEHOLDER’S RIGHTS TO PURSUE ANY OTHER CREDITOR RIGHTS OR REMEDIES THAT THE NOTEHOLDERS MAY HAVE FOR CLAIMS AGAINST THE ISSUER.

THE HOLDER OF THIS CLASS C NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS C NOTES AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) SUCH HOLDER IS NOT (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE), IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE ACTING ON BEHALF OF), AND IS NOT INVESTING THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO BE PLAN ASSETS OF A PLAN DESCRIBED IN (A) OR (B) ABOVE (EACH, A “BENEFIT PLAN”) OR (D) A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S. PLAN THAT IS SUBJECT TO ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) ITS ACQUISITION, CONTINUED HOLDING AND DISPOSITION OF THIS NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW. BENEFIT PLANS MAY NOT ACQUIRE THIS NOTE AT ANY TIME THAT THIS NOTE DOES NOT HAVE A CURRENT INVESTMENT GRADE RATING FROM A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION.

Exhibit A-4 (Page 2)

REGISTERED No. R-	$ CUSIP NO. [_______]

SYNCHRONY CREDIT CARD
MASTER NOTE TRUST SERIES 2012-2

CLASS C SERIES 2012-2 3.65% ASSET BACKED NOTE

Synchrony Credit Card Master Note Trust (herein referred to as the “Issuer” or the “Trust”), a Delaware statutory trust governed by a Trust Agreement dated as of September 25, 2003, for value received, hereby promises to pay to Cede & Co., or registered assigns, subject to the following provisions, the principal sum of                    DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the January 2022 Payment Date, except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class C Note Interest Rate on each Payment Date until the Final Payment Date (which is the earlier to occur of (a) the Payment Date on which the Note Principal Balance is paid in full, (b) the date on which the Collateral Amount is reduced to zero and (c) the January 2022 Payment Date). Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year and twelve 30-day months. Principal of this Note shall be paid in the manner specified in the Indenture Supplement referred to on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

THIS CLASS C NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A AND CLASS B NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

Exhibit A-4 (Page 3)

IN WITNESS WHEREOF, the Issuer has caused this Class C Note to be duly executed.

SYNCHRONY CREDIT CARD MASTER NOTE TRUST, as Issuer

By: BNY MELLON TRUST OF DELAWARE
not in its individual capacity but solely as
Trustee on behalf of Issuer

By:
Name:
Title:

Dated:                    ,

Exhibit A-4 (Page 4)

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class C Notes described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Authorized Signatory

Exhibit A-4 (Page 5)

SYNCHRONY CREDIT CARD
MASTER NOTE TRUST SERIES 2012-2

CLASS C SERIES 2012-2 3.65% ASSET BACKED NOTE

Summary of Terms and Conditions

This Class C Note is one of a duly authorized issue of Notes of the Issuer, designated as Synchrony Credit Card Master Note Trust, Series 2012-2 (the “Series 2012-2 Notes”), issued under a Master Indenture dated as of September 25, 2003 (as amended, the “Master Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Indenture Supplement dated as of February 2, 2012 (the “Indenture Supplement”), and representing the right to receive certain payments from the Issuer. The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class A Notes and the Class B Notes will also be issued under the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Note for payment hereunder and that neither the Owner Trustee nor the Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of the Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

THIS CLASS C NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE ISSUER, SYNCHRONY BANK, RFS HOLDING, L.L.C., OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

The Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee shall treat the person in whose name this Class C Note is registered as the owner hereof for all purposes, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Exhibit A-4 (Page 6)

THIS CLASS C NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-4 (Page 7)

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                   (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                              attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                          **

 ** The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit A-4 (Page 1)